Exhibit 3.3

CERTIFICATE OF INCORPORATION
OF
GRAN TIERRA ENERGY INC.

The undersigned, a natural person (the “Incorporator”) for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

ARTICLE I

The name of this corporation is Gran Tierra Energy Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in New Castle County, Delaware. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

ARTICLE IV

The Corporation is authorized to issue four classes of stock to be designated respectively Common Stock, par value $0.001 per share (the “Common Stock”), Special A Voting Stock, par value $0.001 per share (the “Special A Voting Stock”), Special B Voting Stock, par value $0.001 per share (the “Special B Voting Stock”), and Preferred Stock, par value $0.001 per share (the “Preferred Stock”). The total number of shares of stock which the Corporation is authorized to issue is 595,000,002, consisting of 570,000,000 shares of Common Stock, one (1) share of Special A Voting Stock, one (1) share of Special B Voting Stock and 25,000,000 shares of Preferred Stock.

A. Common Stock

Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote. All Common Stock of the Corporation shall have the same rights and preferences. All Common Stock when issued shall be fully paid and non-assessable. The Board of Directors (the “Board”) of the Corporation may, at its discretion and by resolution of the Board, issue any authorized but unissued Common Stock of the Corporation which has not been reserved for issuance upon the exercise of any outstanding warrants, options, or other documents evidencing the right to acquire the Common Stock of the Corporation. Cumulative voting shall not be permitted for the election of individuals to the Corporation’s Board or for any other matters brought before any meeting of the Corporation’s stockholders, regardless of the nature thereof. Stockholders of the Corporation’s Common Stock shall not be entitled to any pre-emptive or preferential rights to acquire additional Common Stock of the Corporation.

B. Special A Voting Stock

The Special A Voting Stock shall have the designation, preferences and rights as set forth below:

1. Number of Shares: There shall be one (1) share of Special A Voting Stock.

2. Dividends or distributions: Neither the holder nor, if different, the owner of the Special A Voting Stock shall be entitled to receive dividends or distributions in its capacity as holder or owner thereof.

3. Voting Rights: The holder of the Special A Voting Stock shall have the following voting rights:

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3.1 The holder of the Special A Voting Stock shall be entitled to vote on each matter on which stockholders of the Corporation generally are entitled to vote, and the holder of the Special A Voting Stock shall be entitled, in accordance with and subject to paragraph 3.2 below, to cast on each such matter a number of votes equal to the number of non-voting exchangeable shares (“Goldstrike Exchangeable Shares”) of Gran Tierra Goldstrike, Inc., an Alberta corporation, and its successors-at-law, whether by merger, amalgamation or otherwise, then outstanding that are not owned by the Corporation or any other entity of which a majority of the shares (or similar interests) entitled to vote in the election of members of the board of directors (or similar governing body) of such other entity is held, directly or indirectly, by the Corporation (any such entity a “subsidiary” of the Corporation).

3.2 The holder of the Special A Voting Stock shall have the right to receive notice of and to attend and, subject to paragraph 3.4 below, vote at any general meeting of the Corporation as follows:

(a) on a show of hands, the holder of the Special A Voting Stock, or its proxy, shall have one vote in addition to any votes which may be cast by a holder of Goldstrike Exchangeable Shares (other than Corporation and any subsidiary of the Corporation) (a “Goldstrike Beneficiary”) (or its nominee) on such show of hands as proxy for the holder of the Special A Voting Stock in accordance with paragraph 3.4 below;

(b) on a poll, the holder of the Special A Voting Stock shall have one vote for every Goldstrike Exchangeable Share then outstanding (a) that is owned by a Goldstrike Beneficiary, and (b) as to which the holder of the Special A Voting Stock has received timely voting instructions from the Goldstrike Beneficiary. Votes may be given either personally or by proxy and a Goldstrike Beneficiary entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

3.3 The holder of the Special A Voting Stock shall be entitled to demand that a poll be taken on any resolution, whether before or after a show of hands.

3.4 If so instructed by a Goldstrike Beneficiary, the holder of the Special A Voting Stock shall be entitled to appoint the Goldstrike Beneficiary, or such other person as that Goldstrike Beneficiary nominates, as proxy to attend and to exercise personally in place of the holder of the Special A Voting Stock that number of votes equal to the number of Goldstrike Exchangeable Shares held by the Goldstrike Beneficiary (the “Goldstrike Beneficiary Votes”). A proxy need not be a stockholder of the Corporation. A Goldstrike Beneficiary (or its nominee) exercising its Goldstrike Beneficiary Votes shall have the same rights as the holder of the Special A Voting Stock to speak at the meeting in favor of any matter and to vote on a show of hands or on a poll in respect of any matter proposed.

4. Redemption: At such time as no Goldstrike Exchangeable Shares (other than Goldstrike Exchangeable Shares belonging to the Corporation or any subsidiary of the Corporation) shall be outstanding and there are no shares of stock, debt, options, rights, warrants, or other securities convertible, exchangeable or exercisable for, or other agreements which could give rise to the issuance of, any Goldstrike Exchangeable Shares to any person (other than the Corporation or any subsidiary of the Corporation), the share of Special A Voting Stock shall be automatically redeemed for $0.001, but only out of funds legally available therefor, and upon any such redemption of the Special A Voting Stock by the Corporation, the share of Special A Voting Stock shall be deemed retired and cancelled and may not be reissued.

5. Voting as a Single Class: Except as otherwise provided herein or by applicable law, the holder of the Special A Voting Stock, the holder of the Special B Voting Stock and the holders of the Common Stock, together with any other class or series of the Corporation’s voting stock to the extent provided in the applicable certificate(s) of amendment or designation, shall vote together as one class for the appointment of directors of the Corporation and on all other matters submitted to a vote of the stockholders of the Corporation.

C. Special B Voting Stock

The Special B Voting Stock shall have the designation, preferences and rights as set forth below:

1. Number of Shares: There shall be one (1) share of Special B Voting Stock.

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2. Dividends or distributions: Neither the holder nor, if different, the owner of the Special B Voting Stock shall be entitled to receive dividends or distributions in its capacity as holder or owner thereof.

3. Voting Rights: The holder of the Special B Voting Stock shall have the following voting rights:

3.1 The holder of the Special B Voting Stock shall be entitled to vote on each matter on which stockholders of the Corporation generally are entitled to vote, and the holder of the Special B Voting Stock shall be entitled, in accordance with and subject to paragraph 3.2 below, to cast on each such matter a number of votes equal to the number of non-voting exchangeable shares (“Solana Exchangeable Shares”) of Gran Tierra Exchangeco Inc., an Alberta corporation, and its successors-at-law, whether by merger, amalgamation or otherwise, then outstanding that are not owned by the Corporation or its affiliates (as such term is defined in the Securities Act (Alberta)) (any such entity an “affiliate” of the Corporation).

3.2 The holder of the Special B Voting Stock shall have the right to receive notice of and to attend and, subject to paragraph 3.4 below, vote at any annual or special meeting of the stockholders of the Corporation as follows:

(a) on a show of hands, the holder of the Special B Voting Stock, or its proxy, shall have one vote for each Solana Exchangeable Share then outstanding (i) that is owned by a holder of Solana Exchangeable Shares (other than the Corporation and any affiliate of the Corporation) (a “Solana Beneficiary”) and (ii) as to which the holder of the Special B Voting Stock has received timely voting instructions from the Solana Beneficiary;

(b) on a poll, the holder of the Special B Voting Stock shall have one vote for each Solana Exchangeable Share then outstanding (i) that is owned by a Solana Beneficiary, and (ii) as to which the holder of the Special B Voting Stock has received timely voting instructions from the Solana Beneficiary.

Votes may be given either personally or by proxy and a Solana Beneficiary entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

3.3 The holder of the Special B Voting Stock shall be entitled to demand that a poll be taken on any resolution, whether before or after a show of hands.

3.4 If so instructed by a Solana Beneficiary, the holder of the Special B Voting Stock shall be entitled to appoint the Solana Beneficiary, or such other person as that Solana Beneficiary nominates, as proxy to attend and to exercise personally in place of the holder of the Special B Voting Stock that number of votes equal to the number of Solana Exchangeable Shares held by the Solana Beneficiary (the “Solana Beneficiary Votes”). A proxy need not be a stockholder of the Corporation. A Solana Beneficiary (or its nominee) exercising its Solana Beneficiary Votes by such a proxy shall have the same rights as the holder of the Special B Voting Stock to speak at the meeting in favor of any matter and, with respect to the number of Solana Exchangeable Shares subject to such proxy, to vote on a show of hands or on a poll in respect of any matter proposed.

4. Redemption: At such time as no Solana Exchangeable Shares (other than Solana Exchangeable Shares belonging to the Corporation or any affiliate of the Corporation) shall be outstanding and there are no shares of stock, debt, options, rights, warrants, or other securities convertible, exchangeable or exercisable for, or other agreements which could give rise to the issuance of, any Solana Exchangeable Shares to any person (other than the Corporation or any affiliate of the Corporation), the share of Special B Voting Stock shall be automatically redeemed for $0.001, but only out of funds legally available therefor, and upon any such redemption of the Special B Voting Stock by the Corporation, the share of Special B Voting Stock shall be deemed retired and cancelled and may not be reissued.

5. Voting as a Single Class: Except as otherwise provided herein or by applicable law, the holder of the Special B Voting Stock, the holder of the Special A Voting Stock and the holders of the Common Stock, together with any other class or series of the Corporation’s voting stock to the extent provided in the applicable certificate(s) of amendment or designation, shall vote together as one class for the election or appointment of directors of the Corporation and on all other matters submitted to a vote of the stockholders of the Corporation.

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D. Preferred Stock

The aggregate number of shares of Preferred Stock which the Corporation shall have the authority to issue is twenty-five million (25,000,000) shares, $0.001 par value, which may be issued in such series, with such powers, designations, preferences, stated values, rights, qualifications, restrictions or limitations as determined solely by the Board in the resolution or resolutions providing for the issue of such class or series of Preferred Stock.

1. Provisions Relating to the Preferred Stock.

(a)          The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board as hereafter prescribed.

(b)          Authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to each class or series of the Preferred Stock, including, but not limited to, the following:

(i)          whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(ii)         the number of shares to constitute the class or series and the designations thereof;

(iii)        the preferences, and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

(iv)        whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(v)         whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(vi)        the dividend rate, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(vii)       the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(viii)      whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(ix)         such other special rights and protective provisions with respect to any class or series as may to the Board seem advisable.

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(c)          The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

ARTICLE V

A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it presently exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right arising prior to the time of such amendment, modification or repeal.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (any such entity, an “Other Entity”), against all liability and loss suffered (including, but not limited to expenses (including but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Covered Person in connection with any such Proceeding), provided that the Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Covered Person did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify a Covered Person for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Covered Person is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Notwithstanding the foregoing, except as otherwise provided in this Article V, the Corporation shall not be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person unless the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by (i) a former or current officer or director of the Corporation, or (ii) any person designated by the Board as a person subject to this advancement provision, in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by such former or current officer or director or designated person to repay all amounts advanced if it should be ultimately determined that such former or current officer or director or designated person is not entitled to be indemnified under this Article V or otherwise.

The rights conferred upon any person under this Article V shall not be exclusive of any other rights to which such person may have or hereafter acquire under any statute, any other provision of this Certificate of Incorporation, the Bylaws of the Corporation, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity, and as to action in any other capacity while holding such office.

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No amendment to, or repeal of, any of the provisions of this Article V will adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any acts or omissions of such director occurring prior to such amendment or repeal of these provisions. Indemnification and advancement of expenses as provided by, or granted pursuant to, this Article V shall continue, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

This Article V shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by the statute, the Board is expressly authorized:

(a) Subject to the Bylaws, if any, adopted by the stockholders, to make, alter, amend or repeal the Bylaws of the Corporation.

(b) To authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

(c) By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names as may be stated in the Bylaws of the Corporation, or as may be determined from time to time by resolution adopted by the Board.

ARTICLE VII

The Corporation is to have perpetual existence.

ARTICLE VIII

The business and affairs of the Corporation shall be managed by or under the direction of the Board, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws, provided that the number of directors shall not be reduced to fewer than one (1). Unless and except to the extent that the Bylaws of the Corporation so provide, the election of directors need not be by written ballot .Any director, or the entire Board, may be removed, with or without cause, from office at any time by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE IX

Advance notice of new business at stockholders’ meetings and stockholder proposals and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE X

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE XI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

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ARTICLE XII

The name and mailing address of the Incorporator is as follows:

David Hardy

Suite 900, 520 – 3 Avenue SW

Calgary, Alberta, Canada T2P 0R3

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IN WITNESS WHEREOF, this Certificate of Incorporation has been subscribed this 31st day of October, 2016 by the undersigned who affirms that the statements made herein are true and correct.

/s/ David Hardy
David Hardy
Incorporator